Exhibit 3.1
[•] Shares
Skilled Healthcare Group, Inc.
Class A Common Stock
UNDERWRITING AGREEMENT
May [•], 2007
Credit Suisse Securities (USA) LLC,
UBS Securities LLC,
Banc of America Securities LLC,
As Representatives of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC,
     Eleven Madison Avenue,
     New York, N.Y. 10010-3629
Dear Sirs:
     1. Introductory. Skilled Healthcare Group, Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [•] shares (the “Company Securities”) of its class A common stock, par value $0.01 per share (the “Securities”), and the stockholders listed in Schedule B hereto (the “Selling Stockholders”) agree to issue and sell to the Underwriters [•] shares of Securities (the “Stockholder Securities” and, together with the Company Securities, the “Firm Securities”). The Selling Stockholders also agree to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional shares of class B common stock, which upon such sale will automatically convert to Securities (collectively, “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company and the Selling Stockholders hereby agree with the several Underwriters as follows:
     2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:
     (i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-137897) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.
     The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means [•]:00 [a/p]m (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the United States Securities and Exchange Commission.
     “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, and also includes any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though it is not required to be filed with the Commission.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).
     “subsidiaries” means direct and indirect subsidiaries, within the meaning of Rule 1-02 of Regulation S-X of the Exchange Act, but excludes joint ventures or partnerships, and the term “joint ventures” means all 50% or less owned joint ventures or partnerships.
     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.
     (ii) Compliance with Securities Act Requirements. (A) (I) On their respective Effective Dates, (II) on the date of this Agreement and (III) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or, if no such filing is required, at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
     (iii) Ineligible Issuer Status. (A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (iv) General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated April 27, 2007 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule C to this Agreement to be included in the general disclosure package, all considered together (collectively, the “General

Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date (if prepared by or on behalf of the Company) or as of the date the Company first uses or refers to such Issuer Free Writing Prospectus (such date, as applicable, the “Adoption Date”) and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the Adoption Date of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus (A) conflicted or would conflict with the information then contained in the Registration Statement or (B) included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein not misleading, in each case in the light of the circumstances under which they were made and immediately following such event or development, (1) the Company has promptly notified or will promptly notify the Representatives and (2) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (vi) Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
     (vii) Subsidiaries. The entities listed on Schedule D hereto are the only direct or indirect subsidiaries and joint ventures of the Company. Each subsidiary and joint venture of the Company is an existing corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, formation or organization with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such failures as would not, individually or in the aggregate, reasonably be expected to have, currently or prospectively, a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and its subsidiaries and joint ventures, taken as a whole (a “Material Adverse Effect”); all of the issued and outstanding equity interests of each subsidiary of the Company and all of the issued and outstanding equity interests of each joint venture of the Company, to the extent owned by the Company, have been duly authorized and validly issued and are nonassessable; the outstanding capital stock of each subsidiary and joint venture that is a corporation is fully paid; and the equity interests or other ownership interests of each subsidiary or joint venture owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens, encumbrances or defects under the

Company’s Senior Credit Facilities, and except for liens, encumbrances or defects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     “Senior Credit Facilities” means the Second Amended and Restated First Lien Credit Agreement dated as of December 27, 2005, by and among the Company, Skilled Healthcare Group, Inc. and Credit Suisse, as administrative agent and collateral agent and as sole lead arranger and sole bookrunner, and the other agents and lenders named therein, providing for revolving credit borrowings and term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time including increases in principal amount.
     (viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.
     (ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus or contemplated by this Agreement, neither the Company nor any of its subsidiaries has agreed to pay any person compensation for a brokerage commission, finder’s fee or other like payment in connection with the issuance or sale of the Offered Securities.
     (x) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.
     (xi) Listing. The Offered Securities have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.
     (xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the issuance and sale of the Offered Securities by the Company, except (A) for such consents, approvals, authorizations, orders or filings obtained or made prior to the date hereof or that will have been obtained prior to the First Closing Date, (B) for the filing of the Registration Statements, as applicable, and the order of the Commission declaring the Registration Statements effective, (C) as may be required under federal or state securities laws and (D) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to execute, deliver and perform the transactions contemplated by this Agreement.

     (xiii) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, (A) each of the Company and its subsidiaries and joint ventures have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and (B) the Company and its subsidiaries and joint ventures hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them, except, in the case of the foregoing (A) and (B), as would not reasonably be expected to have a Material Adverse Effect.
     (xiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, (B) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) any agreement, instrument or contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of the foregoing clause (C), as would not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries or joint ventures is (A) in violation of its respective charter or by-laws (or similar organizational documents), (B) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets or (C) in breach of or default under or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, franchise agreement, permit, certificate, contract or lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties or assets of any of them is subject, except, in the case of the foregoing clauses (B) and (C), for any breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xvii) Possession of Licenses and Permits. The Company and its subsidiaries and joint ventures possess all licenses, certificates, authorizations or permits issued by appropriate governmental agencies or bodies (“Licenses”) necessary to conduct the business now operated by them, including certification to participate in the Medicare program, the Medicaid program and any other state healthcare program (collectively, the “Government Programs”), except where the failure to hold any such License would not reasonably be expected to have a Material Adverse Effect, and have not received any written notice of proceedings relating to the revocation or modification of any such License that, if determined adversely to the Company or any of its subsidiaries or joint ventures, would have a Material Adverse Effect.
     (xviii) Health Care Laws. Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries and joint ventures have timely filed all claims and reports required to be filed prior to the date hereof with respect to the Government Programs, all fiscal intermediaries and/or carriers and other private payors, and (B) all such claims and reports are complete and accurate and have been prepared in compliance with all applicable Health Care Laws (as defined below) governing reimbursement and payment claims. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries and joint ventures have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such claims and reports, and have not, to the Company’s knowledge, claimed or received reimbursement from any Government Program or any private payor in excess of the amounts permitted by applicable law.
     “Health Care Laws” means all federal statutes, regulations, rules and other program requirements relating to the operation of a skilled nursing facility or relating to other current health care operations of the Company or its subsidiaries and joint ventures. These laws include, but are not limited to, the federal Medicare and Medicaid statutes (which include, but are not limited to, 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, and 1395nn), the Federal CHAMPUS/TRICARE statute, the Federal False Claims Act (31 U.S.C. §3729), and the regulations promulgated pursuant to such federal statutes.
     (xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries and joint ventures exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
     (xx) Possession of Intellectual Property. The Company and its subsidiaries and joint ventures own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) materially necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xxi) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries and joint ventures (A) is in violation of any statute, rule, regulation, license, permit, decision or order of any governmental agency, body or court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances, the protection of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (B) to the Company’s knowledge, owns or operates any real property contaminated with any substance that is regulated by any environmental laws, (C) to the Company’s knowledge, is liable for any on-site or off-site disposal or contamination pursuant to any environmental laws, or (D) to the Company’s knowledge, is subject to any claim arising under or relating to any environmental laws, which violation, contamination, liability or claim described in sections (A) through (D) above would individually or in the aggregate have a Material Adverse Effect; and the Company does not have knowledge of any pending investigation which could reasonably be expected to lead to such a claim.
     (xxii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “United States Federal Income Tax Consequences for Non-United States Holders”, “Description of Capital Stock” and “Description of Indebtedness”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
     (xxiii) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus, the

Final Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
     (xxiv) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the securities laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the Company has adopted and applies corporate governance guidelines. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the Company’s most recent audited fiscal year, there has not been a material weakness or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any other matter involving internal controls that, if determined adversely, would have a Material Adverse Effect.
     (xxv) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are pending or, to the Company’s knowledge, threatened.
     (xxvi) Financial Statements. The historical financial statements of the Company and its consolidated subsidiaries included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, as applicable, as of the dates and for the periods to which they relate, and have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the assumptions used in preparing the pro forma financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts, except that the unaudited financial statements are subject to normal year end adjustments. The historical summary and selected financial and statistical data in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited or unaudited financial statements included therein, except as otherwise stated therein. To the knowledge of the Company, Ernst & Young LLP is an independent public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder (“Rules and Regulations”).

     (xxvii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (A) there has not occurred any event, change or condition, that has had or would reasonably be expected to have a Material Adverse Effect, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (C) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries and (D) neither the Company nor any of its subsidiaries has incurred obligations or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which obligations, transactions or contracts would, individually or in the aggregate, have a Material Adverse Effect.
     (xxviii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (xxix) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (A) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (B) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.
     (xxx) Insurance. The Company and its subsidiaries carry insurance in such amounts and covering such risks as are adequate and customary, in all material respects, for the business in which they are engaged.
     (xxxi) Tax Filings. The Company and its subsidiaries have filed all material federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof; and, except as set forth in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and for which they have provided adequate reserves.
     (xxxii) ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes, or since January 1, 1997, has made, a contribution and in which any employee of the Company or any of its subsidiaries is or has been a participant. Except as would not have a Material Adverse Effect, with respect to such plans, the Company and its subsidiaries is in compliance with all applicable provisions of ERISA.
     (b) Each Selling Stockholder severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:
     (i) Valid and Unencumbered Title. Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Securities to be delivered by such Selling Stockholder on such Closing Date (or to preferred stock or class B common stock that will be converted into such Securities); and upon the delivery of and payment for the Securities on each Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the Securities to be delivered by such Selling Stockholder on such Closing Date.
     (ii) Power and Authority. Such Selling Stockholder has, and on each Closing Date will have, full legal right, power, authority, and with regard to the stockholders designated as “Onex Stockholders” in Schedule B hereto (the “Onex Stockholders”), all authorization and approval, required by law to enter into this Agreement and to sell, assign, transfer and deliver the Optional Securities to be sold by such Selling Stockholder in the manner provided herein.
     (iii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale by such Selling Stockholder of Securities contemplated hereby, except (A) such as have been obtained, or made and such as may be required under the Act or state securities laws and (B) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to execute, deliver and perform the transactions contemplated by this Agreement.
     (iv) Authorization of Agreement. This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder, and, with regard to the Onex Stockholders, this Agreement has been duly authorized by or on behalf of such Selling Stockholder.
     (v) Custody Agreement and Power of Attorney. With regard to the stockholders designated as “Management Stockholders” in Schedule B hereto (the “Management Stockholders”) and the stockholders designated as “Other Stockholders” in Schedule B hereto (the “Other Stockholders”) such Selling Stockholder has, and on any Closing Date will have, full legal right, power and authority required by law to enter into the Custody Agreement (the “Custody Agreement”) signed by such Selling Stockholder and [ ], as Custodian (the “Custodian”), relating to the deposit of the Securities to be sold by such Selling Stockholder and the Power of Attorney (“Power of Attorney”) appointing certain individuals as such Selling Stockholder’s attorneys-in-fact (“Attorneys-in-Fact”) to the extent set forth therein and relating to the transactions contemplated hereby; and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided herein and therein, and such Selling Stockholder has duly executed and delivered the Custody Agreement and the Power of Attorney, which are valid and binding agreements of such Selling Stockholder, enforceable in accordance with their terms.
     (vi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by or on behalf of such Selling Stockholder of this Agreement, and the sale of Securities by such Selling Stockholder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) with regard to the Onex Stockholders, the charter or by-laws (or similar organizational documents) of such Selling Stockholder, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, or (C) any material agreement, instrument or contract to which such Selling Stockholder or any of its subsidiaries, as applicable, is bound or to which any of its properties is subject, except, in the case of the foregoing clause (C), as would not reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to execute, deliver and perform the transactions contemplated by this Agreement.
     (vii) Compliance with Securities Act Requirements. (A) (I) On their respective Effective Dates, (II) on the date of this Agreement and (III) on each Closing Date, each of the

Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or, if no such filing is required, at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. With regard to the Onex Stockholders and the Other Stockholders, the preceding sentence applies only to the extent that any such statement in or omission from any such document is based upon written information furnished to the Company by such Selling Stockholder specifically for use therein; with regard to the Management Stockholders, the preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
     (viii) General Disclosure Package. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With regard to the Onex Stockholders and the Other Stockholders, the preceding sentence applies only to the extent that any such statement in or omission from any Statutory Prospectus or any Issuer Free Writing Prospectus is made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein; with regard to the Management Stockholders, the preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
     (ix) No Distribution of Offering Material. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of Securities contemplated hereby. No agreement, representation or warranty of a Selling Stockholder in this paragraph (ix) applies to any action taken by such Selling Stockholder in his or her capacity as a director, officer or employee of the Company.
     (x) No Reliance on Other Information. The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries that has come to the attention of such Selling Stockholder and is not set forth in the General Disclosure Package, the Final Prospectus or any supplement thereto.
     (xi) No Finder’s Fee. Except as disclosed in the General Disclosure Package, the Final Prospectus or as contemplated by this Agreement, such Selling Stockholder has not agreed to pay any person compensation for a brokerage commission, finder’s fee or other like payment in connection with the issuance or sale of the Optional Securities.
     (xii) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder, (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder of such Selling

Stockholder) is a party, which are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.
     (xiii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Optional Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein with respect to such Selling Stockholder, in the light of the circumstances under which they were made, not misleading such that the representation and warranty of such Selling Stockholder in Section 2(b)(vii) or 2(b)(viii) would become inaccurate if made at such time, such Selling Stockholder will immediately notify the Company and the Representatives of such change.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Stockholder agree, severally and not jointly, to sell to the several Underwriters the number of Firm Securities set forth opposite the name of the Company or such Selling Stockholder on Schedule B hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[•] per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.
     The Company and the Custodian, on behalf of the Selling Stockholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the New York, New York, office of Cravath, Swaine & Moore LLP, at 10:00 A.M. (EST), on [•], 2007 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The certificates for the Firm Securities will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the numbers of shares of Optional Securities obtained by multiplying the number of shares of Optional Securities specified in such notice by a fraction, the numerator of which is the numbers of shares of Optional Securities set forth opposite the names of such Selling Stockholders in Schedule B hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of shares of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

     Certificates in negotiable form for the Stockholder Securities and the Optional Securities to be sold by the Management Stockholders and the Other Stockholders hereunder have been placed in custody, for delivery under this Agreement, pursuant to the Custody Agreements. Each such Selling Stockholder agrees that the shares represented by the certificates held in custody for it under its Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Optional Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall not be (a) earlier than the First Closing Date or two full business days after nor (b) later than five full business days after notice of election to purchase Optional Securities is given. The Custodian and the Onex Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Custodian in the case of shares sold by the Management Stockholders and the Other Stockholders and [ ] in the case of shares sold by the Onex Stockholders, at the New York, New York office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company. The Company agrees with the several Underwriters:
     (a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act, but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and, except as required to do so by law, will not effect such amendment or supplementation without the Representatives’ consent, such consent not to be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will, as promptly as practicable, prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158. For the purpose of the preceding sentence, “Availability Date” means the day after the date the Company is required to file its Form 10-Q for the fourth fiscal quarter following the fiscal quarter that includes such Effective Date except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the date the Company is required to file its Form 10-K.
     (e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.
     (g) Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.
     (h) Payment of Expenses. The Company will pay all expenses incidental to the performance of the obligations of the Company, as the case may be, under this Agreement, including (i) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) any filing fees incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company (including one-half of the cost of the chartering of airplanes), (iv) any fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) expenses incurred in printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and to investors or prospective investors and (vii) expenses incurred for printing and distributing any Issuer Free Writing Prospectuses to the Underwriters and to investors or prospective investors; provided, however, that on the First Closing Date the Underwriters will reimburse the Company for any expenses incurred by it set forth in clause (iii) above, up to a limit of $[ ]. It is understood, however, that, except as provided in this Section 5 and Sections 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses incurred in connection with any offers they make.
     (i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (k) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other arrangement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the public offering date set forth on the Final Prospectus or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, each Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Company and the Representatives and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, if any, will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated the date hereof and as of each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule E hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule E hereto shall be a date no more than three days prior to such Closing Date).
     (b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Stockholders or the Representatives, shall be contemplated by the Commission.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (d) Opinion of Counsel for Company. The Representatives shall have received (i) an opinion, dated such Closing Date, of Latham & Watkins LLP, counsel for the Company, in the form set forth on Exhibit A hereto, and (ii) an opinion, dated such Closing Date, of Hooper, Lundy & Bookman, Inc., regulatory counsel for the Company, in the form as set forth on Exhibit B hereto.
     (e) Opinion of Counsel for Selling Stockholders. The Representatives shall have received an opinion, dated such Closing Date, of Kaye Scholer LLP, counsel for the Selling Stockholders, in the form set forth on Exhibit C hereto.
     (f) Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the

Company and the Selling Stockholders shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in their capacity as officers, in which such officers shall state, to the best of their knowledge, that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) and Regulation S-T of the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (h) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from (i) each of the executive officers and directors of the Company and (ii) each of the Selling Stockholders.
     (i) Tax Information. With regard to Optional Closing Dates only, (i) the Custodian will deliver to the Representatives a letter stating that it will deliver to each Management Stockholder and Other Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement and (ii) to avoid a 28% backup withholding tax, each Onex Stockholder will deliver to the Representatives a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of Underwriter by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.
     (b) Indemnification of Underwriter by Selling Stockholders. Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors and officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Onex Stockholders and Other Stockholders will be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use therein and that the Management Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that the liability under this subsection of any Selling Stockholder shall be limited to an amount equal to the aggregate proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.
     (c) Indemnification of Company and Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the

Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in any Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [ ] paragraph under the caption “Underwriting” and the information contained in the [ ] paragraph[s] under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(b) of this Agreement.
     (d) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and such Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, such Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and no Selling Stockholder shall be required to contribute an amount in excess of the net proceeds from the offering actually received by such Selling Stockholder or to contribute any amount in respect of losses, claims, damages or liabilities that it would not be obligated to indemnify under Section 8(b). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees, and commissions received by such Underwriter in connection with the purchase of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).
     (f) Control Persons. The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company or the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or a Selling Stockholder within the meaning of the Act or the Exchange Act.
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the occurrence of any event specified in clauses (iii), (iv), (vi), (vii) or (viii) of Section 7(c), or any breach by the Underwriters of any representation set forth in Section 4 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company [or the Selling Stockholders], will be mailed, delivered or telegraphed and confirmed to it at Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, CA 92610, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters. [ ] will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by [ ] will be binding upon all the Selling Stockholders.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:
          (a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or the Selling Stockholders on other matters;
          (b) Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arm’s-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and
          (d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholders, including stockholders, employees or creditors of the Company or the Selling Stockholders.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
     The Company and the Selling Stockholders hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
     17. Waiver of Jury Trial. Each Underwriter, the Company, each Selling Stockholder that is a natural person and, to the extent permitted by applicable law, each Selling Stockholder that is not a natural person waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours, Skilled Healthcare Group, Inc.
By:
Name:
Title:

[Selling Stockholders]
By:
Name:
Title:

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first
above written.

Acting on behalf of themselves and as the
Representatives of the several Underwriters

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

UBS Securities LLC
By:
Name:
Title:

By:
Name:
Title:

Banc of America Securities LLC
By:
Name:
Title:

SCHEDULE A

Number of
Underwriter	Firm Securities

Credit Suisse Securities (USA) LLC	[•]

UBS Securities LLC	[•]

Banc of America Securities LLC	[•]

Bear, Sterns & Co., Inc.	[•]

Goldman, Sachs & Co.	[•]

JPMorgan Securities, Inc.	[•]

Lehman Brothers, Inc.	[•]

Total

SCHEDULE B

	Number of	Number of
	Firm Securities to	Optional Securities
	be Sold	to be Sold
Skilled Healthcare Group, Inc.

Onex Selling Stockholders:

Management Selling Stockholders:

Other Selling Stockholders:

Total

SCHEDULE C
1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)
          “General Use Issuer Free Writing Prospectus” includes each of the following documents:
          1. [  ]
2.	Other Information Included in the General Disclosure Package
          The following information is also included in the General Disclosure Package:
          1. Public offering price of Offered Securities: $[ ] per share.
          2. Number of Firm Securities sold by the Company: [ ] shares.

SCHEDULE D
List of Subsidiaries and joint ventures with respect to Skilled Healthcare Group, Inc.

SCHEDULE E
     The Representatives shall have received letters, dated, respectively, the date hereof and the First Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:
     (i) in their opinion the audited consolidated financial statements and schedules and summary of earnings examined by them and included in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;
     (ii) with respect to the periods covered by the unaudited quarterly consolidated financial statements included in the Registration Statements and the General Disclosure Package, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited quarterly consolidated financial statements (including the noted thereto) of the Company and its consolidated subsidiaries included in the Registration Statements and the General Disclosure Package, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether such unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read [the supplementary summary unaudited financial information of the Company and its consolidated subsidiaries made available by the Company and] the minutes of the meetings of the stockholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and General Disclosure Package; and on the basis thereof, nothing came to their attention which caused them to believe that:
     (A) the unaudited financial statements included in the Registration Statements or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to the unaudited quarterly consolidated financial statements for them to be in conformity with generally accepted accounting principles;
     (B) with respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the General Disclosure Package, at a specified date at the end of the most recent month, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly consolidated financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income of the Company and its consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur;
     (iii) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(B) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, net operating income, or in the total or per share amounts of consolidated income before extraordinary items or net income of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur; and
     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.
     For purposes of this Schedule, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed shortly prior to its Effective Time. All financial statements and schedules included in material incorporated by reference into the Registration Statements or the General Disclosure Package shall be deemed included in the Registration Statements or the General Disclosure Package for purposes of this Schedule.

Exhibit A
Form of Opinion of Latham & Watkins LLP
See attached form of opinion

Exhibit B
Form of Opinion of Hooper, Lundy & Bookman Inc.
See attached form of opinion

Exhibit C
Form of Opinion of Kaye Scholer LLP
See attached form of opinion